Exhibit 99.1

TRICO BANCSHARES ANNOUNCES QUARTERLY CASH DIVIDEND

PRESS RELEASE	Contact: Thomas J. Reddish
FOR IMMEDIATE RELEASE	Executive Vice President & CFO
(530) 898-0300

CHICO, Calif. – (December 10, 2012) – The Board of Directors of TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, declared a quarterly cash dividend of $0.09 (nine cents) per share on December 7, 2012. The dividend is payable on December 31, 2012 to holders of record at the close of business on December 20, 2012.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 37-year history in the banking industry. It operates 41 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 72 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.